EXHIBIT 99

NEWS RELEASE

NORTH LILY MINING COMPANY                                                                                                                                          Suite 210
                                                                                                                                                                                         1800 Glenarm Place
                                                                                                                                                                                          Denver, CO 80202
                                                                                                                                                                                          Tel: 303.294.0427
                                                                                                                                                                                          Fax: 303.293.2235

NORTH LILY FILES FOR REORGANIZATION

17 SEPTEMBER 2001 (DENVER, COLORADO). NORTH LILY MINING COMPANY (OTC SYMBOL: NLMC) HAS FILED FOR RELIEF UNDER CHAPTER 11 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF COLORADO. IN PURSUIT OF ITS PLANNED REORGANIZATION, NORTH LILY HAS SIGNED A LETTER AGREEMENT WITH A LENDER INTERESTED IN MARKETING AND PROVIDING FINANCING FOR NORTH LILY’S APPROXIMATE 7000 ACRES OF RURAL UTAH PROPERTIES (SOME OF WHICH ARE SUBJECT TO MORTGAGE DEFAULTS). THE LETTER AGREEMENT IS SUBJECT TO SATISFACTORY COMPLETION OF LENDER’S DUE DILIGENCE AND COURT APPROVAL.

THE COMPANY HAS CEASED PURSUIT OF THE PLANNED MERGER AND FINANCE ARRANGEMENTS WITH CAPTAINS MANAGEMENT INC. (CENTRALLY CONTROLLED INTERACTIVE KIOSKS), AND WITH RIVERDALE FINANCIAL/TELECONTROL SYSTEMS INC (INSTALLMENT CONTRACTS FOR CENTRALLY CONTROLLED GUARDLESS SECURITY MONITORING). NORTH LILY HAS BEEN DAMAGED BY ITS INVESTMENTS IN AND RELIANCE UPON THESE PROJECTS AND PARTIES RELATED TO THESE PROJECTS, AND INTENDS TO SEEK RECOVERY FOR NON-PERFORMANCE. NORTH LILY HAS ALSO CEASED PURSUIT OF THE MORTGAGE INTERNET BUSINESS MODEL OBTAINED IN ITS EARLY 2000 ACQUISITION OF LOANMINING.COM AND MORTGAGE PARTNERS HOME FUNDING.

THE COMPANY IS NOW FOCUSED ON SEEKING: 1-AGGRESSIVE MARKETING AND FINANCE OF ITS LAND HOLDINGS IN UTAH; 2-UTILIZATION OF LAND FINANCE AND SALES PROCEEDS FOR CHAPTER 11 REORGANIZATION, INCLUDING CATCH-UP OF AUDITS AND S.E.C. FILINGS; AND 3-THE ACQUISITION OF A BUSINESS OR ASSET TO BE DETERMINED, TOGETHER WITH FINANCING AND A PLAN FOR EMERGENCE OUT OF CHAPTER 11.

FORWARD-LOOKING STATEMENTS: THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS AND THEREFORE INVOLVE VARIOUS RISKS AND UNCERTAINTIES. THESE COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED. THERE CAN FOR INSTANCE BE NO ASSURANCE OF TIMELY ACHIEVEMENT OF FINANCING, LAND SALES, NEW BUSINESS, OR EMERGENCE FROM CHAPTER 11. ALL FORWARD-LOOKING STATEMENTS ARE QUALIFIED BY THIS CAUTIONARY STATEMENT

NLMC CONTACTS: STEVE FLECHNER & GENE WEBB (303-294-0427).

5